UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2019 (September 30, 2019)

Oaktree Strategic Income Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-01013	61-1713295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OCSI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2019, the transactions contemplated by the Agreement and Plan of Merger entered into on March 13, 2019 by Oaktree Capital Group, LLC, Brookfield Asset Management Inc., Berlin Merger Sub, LLC, Oslo Holdings LLC and Oslo Holdings Merger Sub LLC were consummated. In connection therewith, the investment advisory agreement, dated as of October 17, 2017 between Oaktree Strategic Income Corporation (the “Company”) and Oaktree Capital Management, L.P. (“Oaktree”) was terminated, and the Company entered into a new investment advisory agreement with Oaktree (the “New Investment Advisory Agreement”). The New Investment Advisory Agreement was approved by the Company’s board of directors (the “Board”) on May 3, 2019 and at a special meeting of the Company’s stockholders on June 28, 2019. All material terms in the New Investment Advisory Agreement remain unchanged from the investment advisory agreement in effect prior to completion of the Brookfield transaction.

In addition, the administration agreement, dated as of October 17, 2017 between the Company and Oaktree Fund Administration, LLC (“Oaktree Administrator”) was terminated, and the Company entered into a new administration agreement (the “New Administration Agreement”) with Oaktree Administrator. All material terms in the New Administration Agreement remain unchanged from the investment advisory agreement in effect prior to completion of the Brookfield transaction.

New Investment Advisory Agreement

Pursuant to the New Investment Advisory Agreement, Oaktree will continue to manage the Company’s day-to-day operations and provide the Company with investment advisory services. Among other things, Oaktree will continue to (i) determine the composition of the Company’s portfolio, the nature and timing of the changes to the Company’s portfolio and the manner of implementing such changes, (ii) identify, evaluate and negotiate the structure of the investments the Company makes, (iii) execute, close, monitor and service the investments the Company makes, (iii) determine what securities and other assets the Company purchases, retains or sells, (iv) perform due diligence on prospective portfolio companies and (v) provide the Company with such other investment advisory, research and related services as it may, from time to time, reasonably require for the investment of its funds.

Oaktree’s services under the New Investment Advisory Agreement are not exclusive and, Oaktree is generally free to furnish similar services to other entities so long as its services to the Company are not impaired.

The Company will continue to pay Oaktree a fee for its services under the New Investment Advisory Agreement consisting of two components — a base management fee and an incentive fee. The cost of both the base management fee payable to Oaktree and any incentive fees earned by Oaktree is ultimately borne by the Company’s common stockholders.

Base Management Fee

The base management fee is calculated at an annual rate of 1.00% of total gross assets, including any investment made with borrowings, but excluding cash and cash equivalents. The base management fee is payable quarterly in arrears and the fee for any partial month or quarter is appropriately prorated.

Incentive Fee

The incentive fee consists of two parts. The first part of the incentive fee (the “incentive fee on income”) is calculated and payable quarterly in arrears based upon the “pre-incentive fee net investment income” of the Company for the immediately preceding quarter. The payment of the incentive fee on income is subject to payment of a preferred return to investors each quarter (i.e., a “hurdle rate”), expressed as a rate of return on the value of the Company’s net assets at the end of the most recently completed quarter, of 1.50%, subject to a “catch up” feature.

For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies, other than fees for providing managerial assistance) accrued during the fiscal quarter, minus the Company’s operating expenses for the quarter (including the base management fee, expenses payable under the New Administration Agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment in kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The calculation of the incentive fee on income for each quarter is as follows:

•

No incentive fee is payable to Oaktree in any quarter in which the Company’s pre-incentive fee net investment income does not exceed the preferred return rate of 1.50% (the “preferred return”) on net assets;

•

100% of the Company’s pre-incentive fee net investment income, if any, that exceeds the preferred return but is less than or equal to 1.8182% in any fiscal quarter is payable to Oaktree. This portion of the incentive fee on income is referred to as the “catch-up” provision, and it is intended to provide Oaktree with an incentive fee of 17.5% on all of the Company’s pre-incentive fee net investment income when the Company’s pre-incentive fee net investment income exceeds 1.8182% on net assets in any fiscal quarter; and

•

For any quarter in which the Company’s pre-incentive fee net investment income exceeds 1.8182% on net assets, the incentive fee on income is equal to 17.5% of the amount of the Company’s pre-incentive fee net investment income, as the preferred return and catch-up will have been achieved.

There is no accumulation of amounts on the hurdle rate from quarter to quarter and accordingly there is no clawback of amounts previously paid if subsequent quarters are below the quarterly hurdle.

The second part of the incentive fee (the “capital gains incentive fee”) is determined and payable in arrears as of the end of each fiscal year (or upon termination of the New Investment Advisory Agreement, as of the termination date) commencing with the fiscal year ending September 30, 2019 and equals 17.5% of the Company’s realized capital gains, if any, on a cumulative basis from the beginning of the fiscal year ending September 30, 2019 through the end of each subsequent fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees under the New Investment Advisory Agreement. Any realized capital gains, realized capital losses, unrealized capital appreciation and unrealized capital depreciation with respect to the Company’s portfolio as of the end of the fiscal year ending September 30, 2018 will be excluded from the calculations of the second part of the incentive fee.

Duration and Termination

Unless earlier terminated as described below, the New Investment Advisory Agreement will remain in effect for two years from the date of its execution and thereafter from year-to-year if approved annually by the Board or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities, including, in either case, approval by a majority of the Company’s directors who are not interested persons. The New Investment Advisory Agreement will automatically terminate in the event of its assignment. The New Investment Advisory Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other. The New Investment Advisory Agreement may also be terminated, without penalty, upon the vote of a majority of the Company’s outstanding voting securities.

Indemnification

The New Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations, Oaktree and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with it, are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of Oaktree’s services under the New Investment Advisory Agreement or otherwise as the Company’s investment adviser.

The New Investment Advisory Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

New Administration Agreement

Pursuant to the New Administration Agreement, Oaktree Administrator will continue to provide administrative services to the Company necessary for its operations, which include providing office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as Oaktree Administrator, subject to review by the Board, shall from time to time deem to be necessary or useful to perform its obligations under the New Administration Agreement. Oaktree Administrator may, on behalf of the Company, conduct relations and negotiate agreements with custodians, trustees, depositories, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. Oaktree Administrator will continue to make reports to the Board of its performance of obligations under the New Administration Agreement and furnish advice and recommendations with respect to such other aspects of the Company’s business and affairs, in each case, as it shall determine to be desirable or as reasonably required by the Board; provided that Oaktree Administrator shall not provide any investment advice or recommendation.

Oaktree Administrator will also continue to provide portfolio collection functions for interest income, fees and warrants and is responsible for the financial and other records that the Company is required to maintain, and prepares, prints and disseminates reports to the Company’s stockholders and all other materials filed with the Securities and Exchange Commission. In addition, Oaktree Administrator will continue to assist the Company in determining and publishing its net asset value, overseeing the preparation and filing of its tax returns, and generally overseeing the payment of its expenses and the performance of administrative and professional services rendered to the Company by others. Oaktree Administrator may also offer to provide, on the Company’s behalf, managerial assistance to the Company’s portfolio companies.

For providing these services, facilities and personnel, the Company will continue to reimburse Oaktree Administrator the allocable portion of overhead and other expenses incurred by Oaktree Administrator in performing its obligations under the New Administration Agreement, including its allocable portion of the rent of the Company’s principal executive offices at market rates and the Company’s allocable portion of the costs of compensation and related expenses of its Chief Financial Officer, Chief Compliance Officer, their staffs and other non-investment professionals at Oaktree that perform duties for the Company. Such reimbursement is at cost, with no profit to, or markup by, Oaktree Administrator.

The New Administration Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations, Oaktree Administrator and its officers, managers, partners, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of Oaktree Administrator’s services under the New Administration Agreement or otherwise as the Company’s administrator.

Unless earlier terminated as described below, the New Administration Agreement will remain in effect for two years from the date of its execution and thereafter from year-to-year if approved annually by the Board or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities, including, in either case, approval by a majority of the directors who are not interested persons. The New Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other. The New Administration Agreement may also be terminated, without penalty, upon the vote of a majority of the Company’s outstanding voting securities.

The New Administration Agreement is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The first two paragraphs of Item 1.01 above are incorporated by reference into this Item 1.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Investment Advisory Agreement, dated as of September 30, 2019, between Oaktree Strategic Income Corporation and Oaktree Capital Management, L.P.

10.2	Administration Agreement, dated as of September 30, 2019, between Oaktree Strategic Income Corporation and Oaktree Fund Administration, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC INCOME CORPORATION

Date: October 2, 2019	By:	/s/ Mathew M. Pendo
Name: Mathew M. Pendo
Title: President and Chief Operating Officer